Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
Diversified Healthcare Trust Announces Second Quarter 2020 Results
Second Quarter Net Loss Attributable to Common Shareholders of $0.11 Per Share
Second Quarter Normalized FFO Attributable to Common Shareholders of $0.24 Per Share

Newton, MA (August 6, 2020):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter and six months ended June 30, 2020.
"The COVID-19 pandemic has had a profound impact on global economies and on the U.S. senior living industry during the second quarter of 2020, but we are proud of our manager's and operators' responses to adversity," stated Jennifer Francis, President and Chief Operating Officer of Diversified Healthcare Trust. "Our senior living operators have worked tirelessly to care for and protect the residents in our senior living communities. Across our Office Portfolio, our asset and property management teams have worked with tenants on COVID-19 mitigation measures, some of whom are on the front lines of caring for patients and others who are developing life-saving treatments, to ensure both safety in our buildings and strong rent collection levels. We raised $1.0 billion of unsecured senior notes and worked with our lenders to amend the terms of our credit and term loan facility agreements to ensure sufficient liquidity to meet the unique challenges presented by the pandemic and to continue investing in our portfolio of high quality healthcare real estate. Despite our expectations that our disposition program would stall, we sold four properties for approximately $50.6 million during the second quarter of 2020 and currently have 24 additional properties under agreement to sell for approximately $231.7 million. We remain committed to our deleveraging strategy and believe we are well positioned for the future."
Results for the Quarter Ended June 30, 2020:
Net loss attributable to common shareholders was $26.1 million, or $0.11 per share, for the quarter ended June 30, 2020 compared to net loss attributable to common shareholders of $37.2 million, or $0.16 per share, for the quarter ended June 30, 2019. The change in net loss attributable to common shareholders for the quarter ended June 30, 2020 primarily resulted from:

•	gains on equity securities during the 2020 period compared to losses during the 2019 period;

•	losses on sale of properties during the 2020 period compared to gains during the 2019 period;

•	increased impairment charges; and

•	decreased normalized funds from operations, or Normalized FFO, attributable to common shareholders, as discussed below.

Normalized FFO attributable to common shareholders were $57.1 million and $81.1 million, or $0.24 and $0.34 per share, for the quarters ended June 30, 2020 and 2019, respectively. As previously announced, on January 1, 2020, DHC completed the restructuring of its business arrangements, or the Restructuring Transaction, with Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star. Pursuant to the Restructuring Transaction, effective January 1, 2020, the previously existing master leases and management and pooling agreements between DHC and Five Star were terminated and replaced with new management agreements, or the New Management Agreements, for all of DHC's senior living communities operated by Five Star. The change in Normalized FFO attributable to common shareholders for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019 primarily resulted from:

•
decreased rental income due to the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as DHC's dispositions since April 1, 2019; and

•	decreased general and administrative expense primarily due to decreased business management fee expense, primarily resulting from lower monthly average trading prices of DHC's common shares.
Reconciliations of net loss attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended June 30, 2020 and 2019 appear later in this press release.
Results for the Six Months Ended June 30, 2020:
Net loss attributable to common shareholders was $16.3 million, or $0.07 per share, for the six months ended June 30, 2020 compared to $7.1 million, or $0.03 per share, for the six months ended June 30, 2019. The change in net loss attributable to common shareholders for the six months ended June 30, 2020 primarily resulted from:

•	decreased Normalized FFO attributable to common shareholders, as discussed below;

•	increased impairment charges;

•	decreased gain on sale of properties;

•	gains on equity securities during the 2020 period compared to losses during the 2019 period;

•	a gain on lease termination related to the Restructuring Transaction; and

•	decreased acquisition and certain other transaction related costs.
Normalized FFO attributable to common shareholders were $126.4 million and $169.4 million, or $0.53 and $0.71 per share, for the six months ended June 30, 2020 and 2019, respectively. The change in Normalized FFO attributable to common shareholders for the six months ended June 30, 2020 compared to the six months ended June 30, 2019 primarily resulted from:

•
decreased rental income due to the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as DHC's dispositions since January 1, 2019;

•	decreased interest expense primarily due to lower weighted average debt balances and a lower average floating interest rate; and

•	decreased general and administrative expense primarily due to decreased business management fee expense, primarily resulting from lower monthly average trading prices of DHC's common shares.

Reconciliations of net loss attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the six months ended June 30, 2020 and 2019 appear later in this press release.
Portfolio Operating Results:
Cash basis net operating income, or Cash Basis NOI, at properties owned, in service and operated by the same operator continuously since April 1, 2019, or same property, decreased 17.0% for the quarter ended June 30, 2020 compared to the 2019 period, primarily resulting from the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period.
For the quarter ended June 30, 2020, 59.6% of net operating income, or NOI, came from the 129 properties with 11.7 million leasable square feet in the Office Portfolio segment. Same property occupancy for this segment was 93.8% as of June 30, 2020 compared to 94.3% as of June 30, 2019. Same property Cash Basis NOI from this segment decreased 2.3% for the quarter ended June 30, 2020 compared to the 2019 period, primarily resulting from decreases in parking revenue and occupancy at certain of DHC's medical office and life science properties related to the COVID-19 pandemic. For the quarter ended June 30, 2020, DHC collected approximately 99% of contractual rents due from tenants in its Office Portfolio segment.
For the quarter ended June 30, 2020, 30.5% of NOI came from the 241 senior living communities with 28,348 living units in the Senior Housing Operating Portfolio, or SHOP, segment. Occupancy for this segment was 78.7% for the quarter ended June 30, 2020 compared to 84.2% for the quarter ended June 30, 2019. Same property occupancy for this segment was 78.9% for the quarter ended June 30, 2020 compared to 85.0% for the quarter ended June 30, 2019. Same property average monthly rates for this segment were $4,500 for the quarter ended June 30, 2020 compared to $4,578 for the quarter ended June 30, 2019. Same property Cash Basis NOI from this segment decreased 35.6% for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019, primarily resulting from the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as impacts related to the COVID-19 pandemic.
For the quarter ended June 30, 2020, 9.9% of NOI came from the 32 triple net leased senior living communities and 10 wellness centers comprising DHC's all other operations. The weighted average rent coverage for these properties decreased to 1.69x for the 12-month period ended March 31, 2020 compared to 1.84x for the 12-month period ended March 31, 2019(1). Same property Cash Basis NOI for the 32 triple net leased senior living communities and 10 wellness centers on a combined basis decreased 9.7% for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019 primarily due to a tenant default impacting six of DHC's wellness centers.
Reconciliations of net loss determined in accordance with GAAP to NOI and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI by operating segment for the quarters ended June 30, 2020 and 2019 appear later in this press release. Prior periods have been recast to reflect DHC's new reportable segments.
Leasing Activities:
During the quarter ended June 30, 2020, DHC entered into new and renewal leases for an aggregate of 59,322 rentable square feet at weighted average rents that were 5.2% above prior rents for the same space. The weighted (by annualized rental income) average lease term for these leases was 6.0 years and leasing concessions and capital commitments were $0.7 million, or $2.02 per square foot per lease year of the lease term on average (weighted by annualized rental income).
______________________________________________________________________________________________________________________
(1) DHC reports rent coverage one quarter in arrears because operating results from tenants are usually provided to DHC three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities is provided by tenants and excludes data for periods prior to DHC's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented. DHC has not independently verified this information.

Financing Activities:
In April 2020, DHC redeemed all of its outstanding 6.75% senior notes due 2020 for a redemption price equal to the principal amount of $200.0 million plus accrued and unpaid interest of $6.8 million, using cash on hand and borrowings under its revolving credit facility.
In May 2020, DHC prepaid approximately $1.2 million of secured debt encumbering one of its medical office properties with an annual interest rate of 7.49% and a maturity date in January 2022. DHC prepaid this secured debt using cash on hand and borrowings under its revolving credit facility.
In June 2020, DHC issued $1.0 billion aggregate principal amount of its 9.75% senior notes due 2025 in an underwritten public offering. DHC has the option to redeem all or a portion of these notes at any time on or after June 15, 2022 at set redemption prices. These notes are guaranteed by all of DHC's subsidiaries, except for certain excluded subsidiaries. DHC used the net proceeds from this offering to prepay in full its $250.0 million unsecured term loan that was scheduled to mature on June 12, 2020 and to reduce amounts outstanding under its revolving credit facility. As of June 30, 2020, DHC had no amounts outstanding under its revolving credit facility.
In June 2020, DHC amended the agreements governing its $1.0 billion unsecured revolving credit facility and $200.0 million unsecured term loan. The amendments modify certain of the financial covenants under these agreements through June 30, 2021, or the Amendment Period, during which, subject to certain conditions, DHC will continue to have access to undrawn amounts under its revolving credit facility. DHC has the right to terminate the Amendment Period prior to June 30, 2021, subject to certain conditions.
Disposition Activities:
Since April 1, 2020, DHC has sold eight properties for an aggregate sales price of $55.7 million, excluding closing costs:

Date Sold	Location	Type of Property	Number of Properties	Gross Sales Price
April 2020	Various, CA	Senior Living	3	$47,000,000
June 2020	Columbia, SC	Medical Office	1	3,550,000
July 2020	Various	Medical Office	2	2,697,000
August 2020	Various, MS	Senior Living	2	2,500,000
			8	$55,747,000
As of August 3, 2020, DHC had 24 properties under agreements to sell for an aggregate sales price of approximately $231.7 million, excluding closing costs. These sales are subject to various conditions; as a result, these sales may not occur, they may be delayed or their terms may change.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's second quarter 2020 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, August 13, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10145301.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC’s website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC’s website about five minutes before the call. The archived webcast will be available for replay on DHC’s website following the call for about one week. The transcription, recording and retransmission in any way of DHC’s second quarter conference call are strictly prohibited without the prior written consent of DHC.

Supplemental Data:
A copy of DHC’s Second Quarter 2020 Supplemental Operating and Financial Data is available for download at DHC’s website, www.dhcreit.com. DHC’s website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. DHC is managed by the operating subsidiary of The RMR Group Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three and six months ended June 30, 2020 and 2019. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC’s operating results and financial condition, and for an explanation of DHC’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental income	$106,207	$153,097	$216,705	$311,338
Residents fees and services	304,104	108,906	636,073	216,951
Total revenues	410,311	262,003	852,778	528,289

Expenses:
Property operating expenses	301,915	120,193	618,500	237,415
Depreciation and amortization	68,825	73,924	137,255	146,154
General and administrative	7,312	8,867	16,144	18,683
Acquisition and certain other transaction related costs	87	903	750	8,717
Impairment of assets	31,175	2,213	42,409	8,419
Total expenses	409,314	206,100	815,058	419,388

(Loss) gain on sale of properties	(168)	17,832	2,614	17,710
Dividend income	—	923	—	1,846
Gains and losses on equity securities, net	11,974	(64,448)	2,031	(41,516)
Interest and other income	7,736	238	7,874	352
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,617, $1,519, $3,126 and $3,171, respectively)	(43,974)	(46,412)	(85,624)	(92,023)
Gain on lease termination	—	—	22,896	—
Loss on early extinguishment of debt	(181)	(17)	(427)	(17)
Loss from continuing operations before income tax (expense) benefit and equity in earnings of an investee	(23,616)	(35,981)	(12,916)	(4,747)
Income tax (expense) benefit	(1,126)	35	(683)	(99)
Equity in earnings of an investee	—	130	—	534
Net loss	(24,742)	(35,816)	(13,599)	(4,312)
Net income attributable to noncontrolling interest	(1,330)	(1,413)	(2,738)	(2,835)
Net loss attributable to common shareholders	$(26,072)	$(37,229)	$(16,337)	$(7,147)

Weighted average common shares outstanding (basic)	237,700	237,580	237,684	237,574
Weighted average common shares outstanding (diluted)	237,700	237,580	237,684	237,574

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.11)	$(0.16)	$(0.07)	$(0.03)

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss attributable to common shareholders	$(26,072)	$(37,229)	$(16,337)	$(7,147)
Depreciation and amortization	68,825	73,924	137,255	146,154
Loss (gain) on sale of properties	168	(17,832)	(2,614)	(17,710)
Impairment of assets	31,175	2,213	42,409	8,419
Gains and losses on equity securities, net	(11,974)	64,448	(2,031)	41,516
FFO adjustments attributable to noncontrolling interest	(5,275)	(5,297)	(10,550)	(10,594)
FFO attributable to common shareholders	56,847	80,227	148,132	160,638

Acquisition and certain other transaction related costs	87	903	750	8,717
Gain on lease termination	—	—	(22,896)	—
Loss on early extinguishment of debt	181	17	427	17
Normalized FFO attributable to common shareholders	$57,115	$81,147	$126,413	$169,372

Weighted average common shares outstanding (basic)	237,700	237,580	237,684	237,574
Weighted average common shares outstanding (diluted)	237,700	237,580	237,684	237,574

Per common share data (basic and diluted):
Net loss attributable to common shareholders	$(0.11)	$(0.16)	$(0.07)	$(0.03)
FFO attributable to common shareholders	$0.24	$0.34	$0.62	$0.68
Normalized FFO attributable to common shareholders	$0.24	$0.34	$0.53	$0.71
Distributions declared	$0.01	$0.15	$0.16	$0.54
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC’s qualification for taxation as a REIT, limitations in the agreements governing DHC’s debt, the availability to DHC of debt and equity capital, DHC’s expectation of its future capital requirements and operating performance, and DHC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$106,207	$153,097	$216,705	$311,338
Residents fees and services	304,104	108,906	636,073	216,951
Total revenues	410,311	262,003	852,778	528,289
Property operating expenses	(301,915)	(120,193)	(618,500)	(237,415)
NOI	108,396	141,810	234,278	290,874
Non-cash straight line rent adjustments	(1,385)	(430)	(2,538)	(2,364)
Lease value amortization	(1,830)	(1,555)	(3,703)	(3,080)
Non-cash amortization included in property operating expenses	(199)	(199)	(398)	(398)
Cash Basis NOI	$104,982	$139,626	$227,639	$285,032

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net loss	$(24,742)	$(35,816)	$(13,599)	$(4,312)
Equity in earnings of an investee	—	(130)	—	(534)
Income tax expense (benefit)	1,126	(35)	683	99
Loss on early extinguishment of debt	181	17	427	17
Gain on lease termination	—	—	(22,896)	—
Interest expense	43,974	46,412	85,624	92,023
Interest and other income	(7,736)	(238)	(7,874)	(352)
Gains and losses on equity securities, net	(11,974)	64,448	(2,031)	41,516
Dividend income	—	(923)	—	(1,846)
Loss (gain) on sale of properties	168	(17,832)	(2,614)	(17,710)
Impairment of assets	31,175	2,213	42,409	8,419
Acquisition and certain other transaction related costs	87	903	750	8,717
General and administrative	7,312	8,867	16,144	18,683
Depreciation and amortization	68,825	73,924	137,255	146,154
NOI	108,396	141,810	234,278	290,874

Non-cash straight line rent adjustments	(1,385)	(430)	(2,538)	(2,364)
Lease value amortization	(1,830)	(1,555)	(3,703)	(3,080)
Non-cash amortization included in property operating expenses	(199)	(199)	(398)	(398)
Cash Basis NOI	$104,982	$139,626	$227,639	$285,032

(1)
The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC’s property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended June 30, 2020				For the Three Months Ended June 30, 2019
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP	Non-Segment (2)	Total	Office Portfolio	SHOP	Non-Segment (2)	Total
Rental income / residents fees and services	$95,510	$304,104	$10,697	$410,311	$104,385	$142,306	$15,312	$262,003
Property operating expenses	(30,893)	(271,022)	—	(301,915)	(32,525)	(87,668)	—	(120,193)
NOI	$64,617	$33,082	$10,697	$108,396	$71,860	$54,638	$15,312	$141,810
NOI change	(10.1)%	(39.5)%	(30.1)%	(23.6)%

NOI	$64,617	$33,082	$10,697	$108,396	$71,860	$54,638	$15,312	$141,810
Less:
Non-cash straight line rent adjustments	1,306	—	79	1,385	302	—	128	430
Lease value amortization	1,775	—	55	1,830	1,499	—	56	1,555
Non-cash amortization included in property operating expenses	199	—	—	199	199	—	—	199
Cash Basis NOI	$61,337	$33,082	$10,563	$104,982	$69,860	$54,638	$15,128	$139,626
Cash Basis NOI change	(12.2)%	(39.5)%	(30.2)%	(24.8)%

Reconciliation of NOI to Same Property NOI:
NOI	$64,617	$33,082	$10,697	$108,396	$71,860	$54,638	$15,312	$141,810
Less:
NOI not included in same property	535	(1,276)	960	219	7,042	1,258	4,517	12,817
Same property NOI (3)	$64,082	$34,358	$9,737	$108,177	$64,818	$53,380	$10,795	$128,993
Same property NOI change	(1.1)%	(35.6)%	(9.8)%	(16.1)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (3)	$64,082	$34,358	$9,737	$108,177	$64,818	$53,380	$10,795	$128,993
Less:
Non-cash straight line rent adjustments	1,319	—	96	1,415	734	—	126	860
Lease value amortization	1,774	—	55	1,829	1,683	—	55	1,738
Non-cash amortization included in property operating expenses	190	—	—	190	182	—	—	182
Same property cash basis NOI (3)	$60,799	$34,358	$9,586	$104,743	$62,219	$53,380	$10,614	$126,213
Same property cash basis NOI change	(2.3)%	(35.6)%	(9.7)%	(17.0)%

(1)
See page 8 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 5 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Consists of the operating results of triple net leased senior living communities that are leased to third party operators other than Five Star and wellness centers.

(3)
Consists of properties owned, in service and operated by the same operator continuously since April 1, 2019, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Six Months Ended June 30, 2020				For the Six Months Ended June 30, 2019
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP	Non-Segment (2)	Total	Office Portfolio	SHOP	Non-Segment (2)	Total
Rental income / residents fees and services	$194,280	$636,073	$22,425	$852,778	$207,606	$289,664	$31,019	$528,289
Property operating expenses	(63,599)	(554,901)	—	(618,500)	(64,702)	(172,713)	—	(237,415)
NOI	$130,681	$81,172	$22,425	$234,278	$142,904	$116,951	$31,019	$290,874
NOI change	(8.6)%	(30.6)%	(27.7)%	(19.5)%

NOI	$130,681	$81,172	$22,425	$234,278	$142,904	$116,951	$31,019	$290,874
Less:
Non-cash straight line rent adjustments	2,380	—	158	2,538	2,108	—	256	2,364
Lease value amortization	3,593	—	110	3,703	2,969	—	111	3,080
Non-cash amortization included in property operating expenses	398	—	—	398	398	—	—	398
Cash Basis NOI	$124,310	$81,172	$22,157	$227,639	$137,429	$116,951	$30,652	$285,032
Cash Basis NOI change	(9.5)%	(30.6)%	(27.7)%	(20.1)%

Reconciliation of NOI to Same Property NOI:
NOI	$130,681	$81,172	$22,425	$234,278	$142,904	$116,951	$31,019	$290,874
Less:
NOI not included in same property	1,517	(2,486)	1,920	951	13,472	4,026	9,418	26,916
Same property NOI (3)	$129,164	$83,658	$20,505	$233,327	$129,432	$112,925	$21,601	$263,958
Same property NOI change	(0.2)%	(25.9)%	(5.1)%	(11.6)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (3)	$129,164	$83,658	$20,505	$233,327	$129,432	$112,925	$21,601	$263,958
Less:
Non-cash straight line rent adjustments	2,429	—	191	2,620	2,967	—	251	3,218
Lease value amortization	3,593	—	111	3,704	3,342	—	111	3,453
Non-cash amortization included in property operating expenses	379	—	—	379	362	—	—	362
Same property cash basis NOI (3)	$122,763	$83,658	$20,203	$226,624	$122,761	$112,925	$21,239	$256,925
Same property cash basis NOI change	0.0%	(25.9)%	(4.9)%	(11.8)%

(1)
See page 8 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 5 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Consists of the operating results of triple net leased senior living communities that are leased to third party operators other than Five Star and wellness centers.

(3)
Consists of properties owned, in service and operated by the same operator continuously since January 1, 2019, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Real estate properties	$7,519,575	$7,461,586
Accumulated depreciation	(1,666,244)	(1,570,801)
Total real estate properties, net	5,853,331	5,890,785

Assets of properties held for sale	106,049	209,570
Cash and cash equivalents	78,485	37,357
Restricted cash	15,283	14,867
Acquired real estate leases and other intangible assets, net	310,657	337,875
Other assets, net	236,718	163,372
Total assets	$6,600,523	$6,653,826

Liabilities and Equity
Unsecured revolving credit facility	$—	$537,500
Unsecured term loans, net	198,777	448,741
Senior unsecured notes, net	2,605,153	1,820,681
Secured debt and finance leases, net	693,179	694,739
Liabilities of properties held for sale	5,841	6,758
Accrued interest	27,162	24,060
Assumed real estate lease obligations, net	72,286	76,705
Other liabilities	243,285	167,592
Total liabilities	3,845,683	3,776,776

Total equity	2,754,840	2,877,050
Total liabilities and equity	$6,600,523	$6,653,826

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements.  These forward-looking statements are based upon DHC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC’s control. For example,

•
Ms. Francis’s statements regarding DHC’s manager’s and operators’ responses to adversity caused by the COVID-19 pandemic, as well as the work of DHC's asset and property management teams on COVID-19 mitigation measures and DHC being well positioned for the future may imply that DHC will continue to achieve similar or better financial results. However, if the COVID-19 pandemic and resulting economic downturn continue for a sustained period or worsen, DHC’s tenants’, manager’s and operators’ businesses, operations and liquidity may be significantly negatively impacted, which could be detrimental to DHC’s tenants’ ability or willingness to pay rents or DHC’s manager’s or operators’ ability to generate minimum returns or pay rents for sustained periods. In turn, DHC’s results of operations and liquidity would likely be significantly negatively impacted,

•
Ms. Francis states that DHC raised $1.0 billion of unsecured senior notes and worked with its lenders to amend the terms of the agreements governing its revolving credit facility and term loan to ensure sufficient liquidity to meet the unique challenges presented by the COVID-19 pandemic and to continue investing in its portfolio of high quality healthcare real estate. Although the amendments to those agreements provide for certain modifications to the financial covenants included therein through June 30, 2021 and provide DHC continued access to undrawn amounts under its revolving credit facility during that period, subject to conditions, DHC may fail to satisfy those covenants, as modified, or the additional covenants included in those amendments. Additionally, DHC’s ability to borrow under its revolving credit facility is subject to DHC satisfying those covenants and other conditions. If the COVID-19 pandemic and resulting economic downturn continue for a sustained period or worsen, DHC’s results of operations and liquidity would likely be significantly negatively impacted. As a result, DHC may fail to satisfy those covenants and conditions and may be unable to borrow under its revolving credit facility, and DHC may be unable to ensure sufficient liquidity or to continue investing in its portfolio of high quality healthcare real estate,

•
Ms. Francis states that DHC remains committed to its deleveraging strategy and that it believes it is well positioned for the future. This may imply that DHC will reduce its leverage and that it will perform well in the future. However, DHC may not be able to reduce its leverage and it may determine to increase its leverage, including, for example, if it determines that further increasing its liquidity would be necessary or desirable. Further, the COVID-19 pandemic and current and expected economic conditions, as well as the realization of other risks that DHC and its business are or may become exposed to, may result in DHC not performing well in the future,

•
DHC has classified certain properties as held for sale as of June 30, 2020. This may imply that all of the properties that DHC has classified as held for sale will be sold; however, any such sales may not occur and DHC may incur losses with respect to such sales of those properties, and

•
As of August 3, 2020, DHC had 24 properties under agreements to sell for an aggregate sales price of approximately $231.7 million, excluding closing costs. These sales are subject to conditions and the sales may not occur, may be delayed and their terms may change.

The information contained in DHC’s filings with the SEC, including under “Risk Factors” in DHC’s periodic reports, or incorporated therein, identifies important factors that could cause DHC’s actual results to differ materially from those stated in or implied by DHC’s forward-looking statements. DHC’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
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